UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2006

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-76630	65-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Merced Drive, Suite A Riverside, CA	92503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 687-6100

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officer and Director

On March 28, 2006, Mr. Michael Edison gave the Registrant notice of his resignation from his position as Chief Executive Officer and as a member of Registrant’s Board of Directors, effective immediately. The vacancy created on the Registrant’s Board of Directors by Mr. Edison’s resignation will remain vacant until further notice.

(c) Appointment of Officer

Upon the notice of Mr. Edison’s resignation, the Registrant’s Board of Directors appointed Mr. Henri R. Hornby to serve as the interim Chief Executive Officer. Mr. Hornby will serve until the next stockholder’s meeting or a respective successor can be appointed.

Henri Hornby, age 50, was the Secretary, Treasurer, C.F.O, Chairman and Director of CA Networks, Inc. from its inception and prior to the merger with CCI. Subsequent to the merger, Mr. Hornby remained a part of CCI as the Secretary, Treasurer, and Director. From 1995 to 2004, he served as Chairman and president of Adven, Inc., a publicly-trade company on the Over-the-Counter Bulletin Board, which was engaged in the environmental clean-up business. In early 2004, Adven commenced an acquisition of properties in the mining sector and changes its name to Great West Gold, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE COMPANIES, INC.

By:/s/ Henri Hornby

Henri Hornby, Chief Executive Officer

Date: March 30, 2006